SERVICES AGREEMENT


                     THIS SERVICES AGREEMENT (this "Agreement"), dated as of February 1, 1998, between Comverse Technology Inc., a New York corporation ("Comverse"), and Ulticom, Inc., a New Jersey corporation (together with its subsidiaries, the "Company").

                     WHEREAS, the Company is a wholly owned subsidiary of Comverse; and

                     WHEREAS, the Company desires that Comverse, its subsidiaries and affiliates (hereinafter collectively referred to as "Comverse") provide to the Company certain services in order to assist the Company, and Comverse is willing to do so, on the terms and conditions set forth herein.

                     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                     1. Services. During the period commencing on the date hereof and ending upon termination of this Agreement (as provided in Section 3 below), Comverse shall provide to the Company the following services (the "Services"):

                     1.1 Consulting on Financial Planning and Reporting. Comverse shall provide consulting services with respect to financial planning and reporting, including without limitation, managing the external auditor relationship (including fee negotiation, audit scheduling and management letter representation) as well as handling daily banking activities, cash flow planning, including loan borrowings and paydowns, investing idle cash balances, cash forecasting, cash flow reporting and budgeting and capital spending administration.

                     1.2 Routine Legal Services. Comverse shall provide routine legal services to the Company, including without limitation, consultations on strategies and governmental compliance, attorney selection, reviewing legal bills and participating in settlement discussions.

                     1.3 Administration of Employee Benefit Plans. Comverse shall assist the Company in administering the Company's employee benefit plans, including without limitation, administering any management incentive plans and employee profit sharing plans, monitoring and processing pension and 401(k) plans and employee benefit enrollment, making required employee benefit related IRS filings, handling other related compliance tasks and general benefits consulting.

                     1.4 Directors' and Officers' Insurance. Comverse shall cause to be maintained in effect a policy of directors' and officers' liability insurance covering the


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Company's directors and officers with at least the same coverage with respect to matters and terms as in effect for Comverse and its directors and officers.

                     1.5 Consulting on Public Relations. Comverse shall provide consulting services with respect to the Company's public relations, including without limitation, reviewing accounting pronouncements and advising the Company on proper accounting and reportable amounts related to pronouncements [(such as FASB 106 and FASB 109)].

                     Comverse and the Company agree that Comverse shall furnish the Services using commercially reasonable efforts consistent with the needs of the Company and the availability of Comverse's officers and other employees. Comverse in its sole discretion will determine which personnel shall perform the Services.

                     2. Fees and Payment. The Company shall pay Comverse a quarterly fee of $150,000, payable in arrears at the end of each fiscal quarter, in consideration for all Services provided by Comverse to the Company under this Agreement during such fiscal quarter. The quarterly fee shall be subject to adjustment as may be agreed upon in writing from time to time by Comverse and the Company. In addition, the Company shall reimburse Comverse for any out-of-pocket expenses incurred by Comverse in providing Services hereunder (other than compensation to Comverse's officers and employees engaged in rendering such Services to the Company). After the end of each fiscal quarter, Comverse shall deliver to the Company an invoice for the quarterly fee payable with respect to Services provided by Comverse under this Agreement, plus all expenses in respect of which Comverse seeks reimbursement hereunder. The Company shall pay in full the amount due as stated on each Comverse invoice within thirty days of the date of such invoice.

                     3. Term. The term of this Agreement shall commence as of and from February 1, 1998 and shall continue until January 31, 2002 (the "Initial Term"); provided, however, that on January 31, 2002 and on each anniversary of such day thereafter, this Agreement shall be automatically extended for one (1) additional twelve-month period, unless either party gives the other party written notice of its election to terminate this Agreement at least thirty (30) days prior to the end of the Initial Term or the end of any subsequent twelve-month extension period.

                     4. Post-Termination Obligation.

                     4.1 Company's Obligations. The termination of this Agreement shall not terminate the Company's obligation to provide to Comverse all information required by Comverse if and when necessary in order to present Comverse's financial and accounting information in accordance with generally accepted accounting principles.

                     4.2 Comverse's Obligation. Comverse agrees to (i) furnish to the Company such further information, (ii) execute and deliver to the Company


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such other documents, and (iii) do such other acts and things, all as the
Company may reasonably request in order to permit the Company to file all certificates, notices, tax returns, documents or other instruments that may be required by law to be filed by the Company.

                     5. Confidentiality. Comverse shall keep confidential and shall not disclose to others any information that is confidential or proprietary to the Company or that the Company has labeled in writing as confidential or proprietary to the same extent as it protects its own confidential information and trade secrets, except as required by law or court order. Comverse may disclose to third parties any such information provided that (i) the Company consents to such disclosure, which consent shall not be unreasonably withheld, and (ii) such third party agrees in writing to be bound by the provisions of this Section 5 with respect to such information.

                     6. Compliance with Laws. Each of the Company and Comverse shall comply in all material respects with any and all applicable statutes, rules, regulations, orders or restrictions of any domestic or foreign government, or instrumentality or agency thereof, in respect of the conduct of its obligations under this Agreement.

                     7. Default and Remedies.

                     7.1 Event of Default. A party shall be in default hereunder if (i) such party commits a material breach of any term of this Agreement and such breach continues uncured for 30 days following receipt of written notice thereof from the other party, (ii) such party makes a general assignment for the benefit of its creditors, (iii) there is a filing seeking an order for relief in respect of such party in an involuntary case under any applicable bankruptcy, insolvency or other similar law and such case remains undismissed for 30 days or more, (iv) a trustee or receiver is appointed for such party or its assets or any substantial part thereof, or (v) such party files a voluntary petition under any bankruptcy, insolvency or similar law of the relief of debtors.

                     7.2 Remedies.

                     (a) If there is any default by the Company hereunder, Comverse may exercise any or all of the following remedies: (a) declare immediately due and payable all sums for which the Company is liable under this Agreement (including the entire quarterly fee payable in respect of the fiscal quarter in which such default occurs); (b) decline to perform any of its obligations hereunder; and/or (c) terminate this Agreement.

                     (b) If there is any default by Comverse hereunder, the Company may terminate this Agreement and recover any fees paid in advance for Services not performed.


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                     (c) In addition to the remedies set forth in clauses (i)
and (ii), a non-defaulting party shall have all other remedies available at law or equity, subject to Section 7.3 below.

                     7.3 Limitation on Remedies. NOTWITHSTANDING THE FORUM IN WHICH ANY CLAIM OR ACTION MAY BE BROUGHT OR ASSERTED OR THE NATURE OF ANY SUCH CLAIM OR ACTION, IN NO EVENT SHALL ANY DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF COMVERSE BE PERSONALLY LIABLE TO THE COMPANY IN RESPSECT OF ANY SERVICES RENDERED HEREUNDER BY SUCH PERSON EXCEPT IN THE CASE OF FRAUD. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL COMVERSE, ITS SUBSIDIARIES AND ITS AFFILIATES EXCEPT IN THE CASE OF FRAUD, BE LIABLE TO THE COMPANY IN CONNECTION WITH OR ARISING OUT OF COMVERSE PROVIDING OR FAILING TO PROVIDE THE SERVICES SPECIFIED IN THIS AGREEMENT IN AN AMOUNT WHICH SHALL EXCEED THE LESSER OF (A) THE AMOUNT OF THE CLAIM, OR (B) THE QUARTERLY FEE PAID OR PAYABLE BY THE COMPANY IN RESPECT OF THE FISCAL QUARTER IN WHICH THE SERVICES GIVING RISE TO SUCH CLAIM OR ACTION WERE RENDERED OR REQUIRED TO BE RENDERED.

                     The parties agree that this provision limiting remedies and liquidating damages is reasonable under the circumstances and the Company acknowledges that Comverse, its subsidiaries and its affiliates (including directors, officers, employees and agents) shall have no other financial liability to the Company whatsoever.

                     8. Indemnification. The Company shall indemnify, defend and hold harmless Comverse and its officers, directors, employees or agents from and against any and all liabilities, claims, damages, losses and expenses (including, but not limited to, court costs and reasonable attorneys' fees) of any kind or nature, related to, arising out of or in connection with (a) the Company's failure to fulfill its obligations hereunder or (b) the performance by Comverse of Services hereunder, except to the extent that any such liability, claim, damage, loss or expense is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from Comverse's willful misconduct, bad faith or gross negligence.

                     9. General Provisions.

                     9.1 Notices. All communications to either party hereunder shall be in writing and shall be delivered in person or sent by facsimile, telegram, telex, by registered or certified mail (postage prepaid, return receipt requested) or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1):



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               (i)  If to Comverse, to:

                          Comverse Technology, Inc.
                          909 Third Avenue
                          New York, New York  10022
                          Telecopier:  (212) 414-1499
                          Attn: Senior Counsel

               (ii)  If to the Company, to:

                          Ulticom, Inc.
                          1020 Briggs Road
                          Mt. Laurel, New Jersey  08054
                          Telecopier: (856) 866-2033
                          Attn: President and Chief Executive Officer

                     9.2 Force Majeure. A party shall not be deemed to have breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are made impossible or impracticable due to any act of God, fire, natural disaster, act of government, shortage of materials or supplies after the date hereof, labor disputes or any other cause beyond the reasonable control of such party (a "Force Majeure"); provided that the party whose performance is delayed or prevented promptly notifies the other party of the Force Majeure cause of such prevention or delay.

                     9.3 Access. The Company shall make available on a timely basis to Comverse all information reasonably requested by Comverse to enable it to provide the Services. The Company shall give Comverse reasonable access, during regular business hours and at such other times as are reasonably required, to its premises for the purposes of providing the Services.

                     9.4 Books and Records. Upon the termination of Services with respect to which Comverse holds books, records or files, including, but not limited to, current and archived copies of computer files, owned by the Company and used by Comverse in connection with the provision of a Service to the Company, Comverse will return all of such books, records or files as soon as reasonably practicable. In the event Comverse needs access to such books, records or files for legal or tax reasons, the Company shall cooperate with Comverse and make such books, records or files available to Comverse.

                     9.5 Independent Contractors. The parties shall operate as, and have the status of, independent contractors and neither party shall act as or be a partner, co-venturer or employee of the other party. Unless specifically authorized to do so in writing, neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.


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                     9.6 Amendment and Waiver. No supplement, modification,
waiver or amendment of this Agreement or any provision hereof shall be binding unless executed in writing and signed by the party to be charged.

                     9.7 Assignment. Neither Comverse, on the one hand, nor the Company, on the other, shall be entitled to assign its rights or delegate its obligations under this Agreement to any third party without the prior written consent of the other party. Any attempted or purported assignment or delegation without such required consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

                     9.8 Governing Law. This Agreement shall be governed by the law of the State of New York.

                     9.9 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, then such provision shall, to the extent permitted by the court, not be voided but shall instead be construed to give effect to its intent to the maximum extent permissible under applicable law and the remainder of this Agreement shall remain in full force and effect according to its terms.

                     9.10 Sections and Headings. The sections and headings contained herein are for the convenience of reference only and are not intended to define, limit, expand or describe the scope or intent of any clause or provision of this Agreement.

                     9.11 Entire Agreement. This Agreement, together with all exhibits hereto, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior negotiations and understandings among the parties, both oral and written, regarding such subject matter.

                     9.12 Counterparts. This Agreement may be signed in counterparts and all signed copies of this Agreement shall together constitute one original of this Agreement.

                     9.13 No Third Party Beneficiaries. Except as provided in
Section 8, nothing contained in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties hereto (and their successors and permitted assigns) any right, benefit or remedy of any nature whatsoever under or because of this Agreement except that Services to be provided by Comverse hereunder shall also be provided, as directed by the Company, to any wholly-owned subsidiary of the Company, which shall be entitled to the benefit thereof.

                            [SIGNATURE PAGE FOLLOWS]


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                     [SIGNATURE PAGE FOR SERVICES AGREEMENT]


                     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective as of the day and year first written above.

                                        COMVERSE TECHNOLOGY, INC.

                                        By: /s/ David Kreinberg
                                            ---------------------------------
                                            Name: David Kreinberg
                                            Title: Cheif Financial Officer



                                        ULTICOM, INC.

                                        By: /s/ Shawn Osborne
                                            ---------------------------------
                                            Name: Shawn Osborne
                                            Title: President and
                                                   Chief Executive Officer








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